                                   EXHIBIT 21

                                  SUBSIDIARIES

Name                                           Jusdiction of Incorporation

Patterson Dental Supply, Inc.                           Minnesota

Direct Dental Supply Co.                                Nevada

Patterson Dental Canada  Inc.                           Canada

Webster Veterinary Supply, Inc.                         Minnesota

PDC Funding Company, LLC                                Minnesota

Patterson Technology Center, Inc.                       Minnesota

Colwell Systems, Inc.                                   Minnesota

Webster Management L.P.                                 Minnesota